UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

Anzu Special Acquisition Corp I

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40133 (Commission File Number)	86-1369123 (IRS Employer Identification No.)

12610 Race Track Road, Suite 250 Tampa, FL (Address of principal executive offices)	33626 (Zip Code)

Registrant’s telephone number, including area code: (202) 742-5870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	ANZUU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	ANZU	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ANZUW	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 28, 2023, management and the audit committee (the “Audit Committee”) of the board of directors of Anzu Special Acquisition Corp I (the “Company”) concluded that the Company’s previously issued unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Q3 Form 10-Q” and such period, the “Affected Period”), should no longer be relied upon due to a reclassification of the extinguishment of a contingent liability and resulting restatement of the Company’s statements of operations, statements of changes in stockholders’ deficit and statements of cash flows for the Affected Period. The Company had recognized a liability upon closing of its initial public offering in March 2021 for a portion of the underwriters’ commissions which was contingently payable upon closing of a future business combination, with the offsetting entry resulting in an initial discount to the securities sold in the Company’s initial public offering. One of the underwriters waived all claims to this deferred commission in September 2022. The Company recognized the waiver as an extinguishment, with a resulting non-operating gain recognized in its statement of operations for the three and nine months ended September 30, 2022. Upon subsequent review and analysis, management concluded that the Company should have recognized the extinguishment of the contingent liability as a credit to stockholders’ deficit.

As such, the Company will restate the affected financial statements for the Affected Period in the forthcoming Annual Report on Form 10-K for the year ended December 31, 2022.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the initial public offering (the “Trust Account”).

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of December 31, 2022.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its Trust Account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anzu Special Acquisition Corp I

Dated: April 3, 2023	By:	/s/ Dr. Whitney Haring-Smith
Dr. Whitney Haring-Smith
Chief Executive Officer